                                                                    EXHIBIT 99.1

News Release                                          (CCA LOGO)


 Contact:     Karin Demler, Investor Relations, 615-263-3005


                       CORRECTIONS CORPORATION OF AMERICA
                      ANNOUNCES 2003 SECOND QUARTER RESULTS

                      NET INCOME INCREASES TO $12.1 MILLION

-  REVENUE INCREASES 9.6%                 -   ADJUSTED FREE CASH FLOW UP 41.7%
-  OPERATING INCOME IMPROVES 26.0%        -   ADJUSTED EBITDA IMPROVES 20.0%


NASHVILLE, Tenn. - August 6, 2003 - Corrections Corporation of America (NYSE:
CXW) (the "Company") today announced its operating results for the three and six month periods ended June 30, 2003.

For the second quarter of 2003, the Company generated net income available to common stockholders of $12.1 million, or $0.34 per diluted share, compared with a net loss available to common stockholders of $31.4 million, or $1.14 per diluted share, for the second quarter of 2002. Results for the second quarter of 2003 included the following special items:

        - A charge of approximately $4.1 million, or $0.11 per diluted share, associated with the Company's recapitalization transactions completed during May 2003, as further described below;

        - A non-cash gain of $2.9 million, or $0.08 per diluted share, associated with the extinguishment of a promissory note issued during the second quarter of 2003 in connection with the final payment of the state court portion of the Company's 2001 stockholder litigation settlement. The gain was reflected as a change in fair value of derivative instruments because the determination of the note's value was based on changes in the trading price of the Company's common stock; and

        - A charge of approximately $4.5 million, or $0.12 per diluted share, for additional distributions paid to series B preferred stockholders in connection with the Company's tender offer for such shares, as further described below. The additional distributions represented a tender premium over and above the regular dividend accruing on approximately 3.7 million shares that were tendered on May 13, 2003.

Results for the second quarter of 2002 included a charge of approximately $36.7 million, or $1.33 per diluted share, associated with the refinancing of the Company's senior indebtedness in May 2002.

Excluding the above mentioned special items the Company generated net income available to common stockholders of $17.8 million, or $0.50 per diluted share, for the second quarter of 2003, compared with net income available to common stockholders of $5.2 million, or $0.18 per diluted share, in the same prior year period. The effects of these special items are further illustrated in the following table:

=============================================================================================================
                                                                                  THREE MONTHS ENDED JUNE 30,
                                                                                     2003             2002
                                                                                   --------         --------
Net income (loss) available to common stockholders                                 $ 12,140         $(31,395)
Expenses associated with debt refinancing and recapitalization transactions           4,135           36,670
Change in fair value of derivative instruments                                       (2,900)             (51)
Excess distributions to series B preferred stockholders                               4,472               --
                                                                                   --------         --------
                                                                                   $ 17,847         $  5,224
                                                                                   ========         ========
Per diluted share                                                                  $   0.50         $   0.18
                                                                                   ========         ========
============================================================================================================

                                     -More-


10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

CCA 2003 Second Quarter Results
August 6, 2003
Page 2


Operating income for the second quarter of 2003 increased to $40.8 million compared with $32.4 million for the second quarter of 2002. EBITDA adjusted for special items for the second quarter of 2003 increased to $54.2 million compared with $45.1 million, representing an increase of 20%, from the second quarter of 2002. The increases in Adjusted EBITDA and operating income were primarily the result of higher occupancy levels and operating margins, including contributions resulting from the opening of the McRae Correctional Facility in December 2002 and the acquisition of the Crowley County Correctional Facility in January 2003. "Same-store" facility EBITDA for the second quarter of 2003 increased approximately 10% over the same period in the prior year.

Adjusted free cash flow for the second quarter of 2003 amounted to $26.2 million compared with $18.5 million for the year earlier period. In addition to higher occupancy levels and operating margins, the increase in adjusted free cash flow was due to lower interest expense resulting from the Company's May 2002 refinancing, combined with a lower overall interest rate environment. Readers should refer to the Calculation of Adjusted Free Cash Flow and Adjusted EBITDA following the financial statements herein.

For the six months ended June 30 2003, the Company generated net income available to common stockholders of $29.6 million, or $0.89 per diluted share, compared with a net loss available to common stockholders of $77.7 million, or $2.69 per diluted share, for the six months ended June 30, 2002.

In addition to the special item during the three month period ended June 30, 2002, results for the six months ended June 30, 2002, also included the following special items:

        - A tax benefit of approximately $32.2 million resulting from the enactment in March 2002 of the "Job Creation and Worker Assistance Act," enabling the Company to carryback net operating losses from 2001 to offset taxable income generated in 1997 and 1996;

        - A favorable change in the fair value of derivative instruments of $3.5 million in accordance with Statement of Financial Accounting Standards No. 133; and

        - A non-cash charge of $80.3 million for the cumulative effect of accounting change for goodwill in accordance with Statement of Financial Accounting Standards No. 142.

Excluding all special items, during the first six months of 2003 and 2002, the Company generated net income available to common stockholders of $35.3 million, or $1.05 per diluted share, compared with $3.5 million, or $0.12 per diluted share, for the same period in the prior year. The effects of these special items are further illustrated in the following table:

=============================================================================================================
                                                                                   SIX MONTHS ENDED JUNE 30,
                                                                                     2003             2002
                                                                                   --------         --------
Net income (loss) available to common stockholders                                 $ 29,562         $(77,724)
Expenses associated with debt refinancing and recapitalization transactions           4,135           36,670
Income tax benefit                                                                       --          (32,224)
Change in fair value of derivative instruments                                       (2,900)          (3,462)
Cumulative effect of accounting change                                                   --           80,276
Excess distributions to series B preferred stockholders                               4,472               --
                                                                                   --------         --------
                                                                                   $ 35,269         $  3,536
                                                                                   ========         ========
Per diluted share                                                                  $   1.05         $   0.12
                                                                                   ========         ========
=============================================================================================================

Operating income for the first half of 2003 increased to $83.1 million compared with $62.1 million for the first half of 2002. Excluding the special items, Adjusted EBITDA for the six months ended June 30, 2003 increased to $109.2 million compared with $87.1 million for the same period in the prior year. Adjusted free


                                     -More-

CCA 2003 Second Quarter Results
August 6, 2003
Page 3


cash flow also increased for the second half of 2003 to $56.6 million, or $1.65 per diluted share, compared with $34.9 million, or $1.12 per diluted share for the year earlier period.

OPERATIONS UPDATE

For the quarters ended June 30, 2003 and 2002, key operating statistics for continuing operations were as follows:

======================================================================================
                                                       THREE MONTHS ENDED JUNE 30,
               Metric                                   2003                  2002
------------------------------------------           ----------            ----------
Average Available Beds                                   58,732                56,924
Average Compensated Occupancy                              91.1%                 88.6%
Total Compensated Man-Days                            4,867,064             4,587,082

Revenue per Compensated Man-Day                      $    51.08            $    49.45
                                                     ----------            ----------
Operating Expense per Compensated Man-Day:
   Fixed                                                  28.40                 27.84
   Variable                                                9.69                 10.18
                                                     ----------            ----------
   Total                                                  38.09                 38.02
                                                     ----------            ----------
Operating Margin per Compensated Man-Day             $    12.99            $    11.43
                                                     ==========            ==========
Operating Margin                                           25.4%                 23.1%
======================================================================================

Total revenue for the three months ended June 30, 2003 increased 9.6% to $254.1 million from $231.9 million in the prior year. Total compensated man-days increased to 4.9 million from 4.6 million, while average compensated occupancy for the quarter increased to 91.1% from 88.6% in the prior year second quarter. Revenue per compensated man-day for the second quarter of 2003 increased to $51.08 compared with $49.45 in the prior year second quarter, representing the ninth consecutive quarterly increase in revenue per compensated man-day.

Operating margins increased to $12.99 per compensated man-day in the second quarter of 2003 from $11.43 per compensated man-day in the prior year second quarter while operating margins improved to 25.4% compared with 23.1% for the same period in the prior year. The higher margins were driven by increasing occupancy levels, increases in per-diem rates at a number of facilities and strong expense control. Total operating expenses per man-day increased just $0.07 over the prior year comparable quarter while variable expenses actually declined $0.49 per-man day from the prior year due to stronger expense controls in a number of areas including food, medical and legal.

Commenting on the Company's second quarter, President and CEO John Ferguson stated, "Our second quarter results reflect considerably higher occupancy levels, revenues and operating margins than the previous year, and provide additional evidence supporting our contention that industry fundamentals are particularly compelling. This belief is also confirmed by the recent report from the Bureau of Justice Statistics showing that in 2002 the U.S. prison population grew at its highest rate since 1999, while 25 states and the Federal prison system operated at or above highest capacity. Given state budget deficits and the lack of new bed construction, we believe these trends will continue. Ongoing prison overcrowding and the lack of new prison construction should provide numerous opportunities to fill our remaining empty beds and, in appropriate situations, to deliver new beds to meet our customers' needs."




                                     -More-

CCA 2003 Second Quarter Results
August 6, 2003
Page 4


SECOND QUARTER 2003 RECAPITALIZATION TRANSACTIONS

The Company previously announced the completion of a series of transactions during the second quarter that were intended to enhance its capital structure and to provide additional financing flexibility. These transactions included the sale and issuance of 6.4 million shares of the Company's common stock at a price of $19.50 per share, resulting in net proceeds of approximately $117.0 million, after the estimated payment of costs associated with the issuance. Concurrently with the common stock offering, the Company also completed the sale and issuance of $250.0 million aggregate principal amount of its 7.5% senior notes due 2011.

The Company used the proceeds from these transactions to redeem approximately
3.7 million shares of its series B preferred stock for approximately $97.4 million, to redeem 4.0 million shares of its series A preferred stock for $100.0 million, and to repurchase approximately 3.4 million shares of its common stock issued upon the conversion of $40.0 million of the Company's convertible subordinated notes for $81.1 million, including accrued interest. The remaining net proceeds, along with cash on hand were used to pay-down approximately $132.0 million of outstanding indebtedness under the Company's senior secured credit facility and to pay fees and expenses associated with the recapitalization.

CONTRACT UPDATE

On June 26, 2003, the Company announced its first-ever inmate management contract with the State of Alabama to aid the state's corrections agency in relieving its overcrowded system that is under court order. Through an emergency contract, authorized by the Governor of Alabama, the Company will manage approximately 1,440 medium-security, male inmates at its Tallahatchie County Correctional Facility, located in Tutwiler, Mississippi. The contract is intended to be short-term in nature while Alabama prepares a longer term Request for Proposal for this inmate population. The expected short-term nature of the contract should not result in a material impact on the Company's financial statements in 2003. At August 1, 2003, the Company had received approximately 800 inmates from the State of Alabama under the contract.

Also in June 2003, the Company announced that during the third quarter of 2003, it will transfer all of the Wisconsin inmates currently housed at its North Fork Correctional Facility located in Sayre, Oklahoma to its 2,160-bed medium-security Diamondback Correctional Facility located in Watonga, Oklahoma in order to satisfy a contractual provision mandated by the State of Wisconsin. The inmate transfers will bring the Diamondback Correctional Facility close to full capacity.

Upon completion of the inmate transfers, North Fork Correctional Facility will close for an indefinite period of time. The consolidation of inmates at Diamondback and the resulting closure of North Fork are not expected to have a material impact on the Company's 2003 financial results. However, long-term, the consolidation will result in certain operational efficiencies. In addition, the Company is currently pursuing new management contracts and other opportunities to take advantage of the 1,440 beds that will become available at this facility, but can provide no assurance that it will be successful.

FUTURE FINANCIAL GUIDANCE

On June 13, 2003 the Securities and Exchange Commission issued interpretive guidance on its rules regarding non-GAAP disclosures. Specifically, the guidance recommends that EBITDA, as a measure of performance, be reconciled to net income as opposed to operating income or other GAAP measures. The Company had previously reconciled its EBITDA guidance to operating income. Accordingly, in order to better comply with the revised guidance, in the future, the Company will provide guidance as to operating income rather than EBITDA. The Company expects operating income for the third quarter 2003 to be in the range of $40.0 to $42.0 million, with estimates for the full year in the range of $161.0 to $166.0 million.


                                     -More-

CCA 2003 Second Quarter Results
August 6, 2003
Page 5


SUPPLEMENTAL FINANCIAL INFORMATION

The Company has made available on its website supplemental financial information and other data for the second quarter of 2003. The Company does not undertake any obligation, and disclaims any duty, to update any of the information disclosed in this report. You may access this information under the investor section of the Company's website at www.correctionscorp.com.

WEBCAST TODAY

The Company will host a webcast conference call today at 2:00 p.m., Central Time, to discuss its second quarter results. This discussion will be webcasted live and archived on our website, www.correctionscorp.com, under the Investor Section. A telephonic replay will be available beginning today at 4:00 p.m., Central Time, and ending at 11:59 p.m., Central Time, on August 13, 2003 by dialing 1-800-405-2236, pass code 547571.

ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and four states. The Company currently operates 59 facilities, including 38 company-owned facilities, with a total design capacity of approximately 59,000 beds in 20 states and the District of Columbia. The Company specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of the Company's services and the timing of the opening of new prison facilities and the renewal of existing contracts; and (iii) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the SEC.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.



                                     -More-

CCA 2003 Second Quarter Results
August 6, 2003
Page 6


               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          JUNE 30,        December 31,
                           ASSETS                                           2003             2002
-------------------------------------------------------------------     -----------       -----------
Cash and cash equivalents                                               $    70,464       $    65,406
Restricted cash                                                              13,186             7,363
Accounts receivable, net of allowance                                       132,753           119,197
Income tax receivable                                                            60            32,499
Prepaid expenses and other current assets                                     9,206            12,299
Current assets of discontinued operations                                     1,158            17,583
                                                                        -----------       -----------
         Total current assets                                               226,827           254,347

Property and equipment, net                                               1,584,825         1,551,781

Investment in direct financing lease                                         18,057            18,346
Goodwill                                                                     20,294            20,902
Other assets                                                                 32,636            28,211
Non-current assets of discontinued operations                                    --               484
                                                                        -----------       -----------
         Total assets                                                   $ 1,882,639       $ 1,874,071
                                                                        ===========       ===========

             LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------
Accounts payable and accrued expenses                                   $   131,730       $   151,516
Income tax payable                                                            3,547             3,685
Distributions payable                                                           150             5,330
Current portion of long-term debt                                             5,377            23,054
Current liabilities of discontinued operations                                1,670             2,381
                                                                        -----------       -----------
         Total current liabilities                                          142,474           185,966

Long-term debt, net of current portion                                    1,043,780           932,905
Other liabilities                                                            22,075            21,202
                                                                        -----------       -----------
         Total liabilities                                                1,208,329         1,140,073
                                                                        -----------       -----------

Commitments and contingencies

Preferred stock - $0.01 par value:
   Series A - stated at liquidation preference of $25.00 per share            7,500           107,500
   Series B - stated at liquidation preference of $24.46 per share           22,933           107,831
Common stock -  $0.01 par value                                                 350               280
Additional paid-in capital                                                1,439,347         1,343,066
Deferred compensation                                                        (2,323)           (1,604)
Retained deficit                                                           (792,549)         (822,111)
Accumulated other comprehensive loss                                           (948)             (964)
                                                                        -----------       -----------
         Total stockholders' equity                                         674,310           733,998
                                                                        -----------       -----------
         Total liabilities and stockholders' equity                     $ 1,882,639       $ 1,874,071
                                                                        ===========       ===========



                                     -More-

CCA 2003 Second Quarter Results
August 6, 2003
Page 7


               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     FOR THE THREE MONTHS            FOR THE SIX MONTHS
                                                                        ENDED JUNE 30,                  ENDED JUNE 30,
                                                                  -------------------------       -------------------------
                                                                     2003           2002             2003            2002
                                                                  ---------       ---------       ---------       ---------
REVENUE:
  Management and other                                            $ 253,213       $ 230,907       $ 502,594       $ 454,387
  Rental                                                                929             950           1,852           1,897
                                                                  ---------       ---------       ---------       ---------
                                                                    254,142         231,857         504,446         456,284
                                                                  ---------       ---------       ---------       ---------
EXPENSES:
  Operating                                                         190,294         178,646         375,801         353,990
  General and administrative                                         10,010           8,344          19,547          15,535
  Depreciation and amortization                                      13,036          12,479          25,949          24,625
                                                                  ---------       ---------       ---------       ---------
                                                                    213,340         199,469         421,297         394,150
                                                                  ---------       ---------       ---------       ---------

OPERATING INCOME                                                     40,802          32,388          83,149          62,134
                                                                  ---------       ---------       ---------       ---------

OTHER (INCOME) EXPENSE:
  Equity in (earnings) loss of joint venture                            (46)             90              44             (27)
  Interest expense, net                                              19,659          22,532          37,381          51,418
  Expenses associated with debt refinancing and
    recapitalization transactions                                     4,135          36,670           4,135          36,670
  Change in fair value of derivative instruments                     (2,900)            (51)         (2,900)         (3,462)
  (Gain) loss on disposal of assets                                       1              54             (15)             51
  Unrealized foreign currency transaction gain                         (277)           (422)           (150)           (327)
                                                                  ---------       ---------       ---------       ---------
                                                                     20,572          58,873          38,495          84,323
                                                                  ---------       ---------       ---------       ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                         20,230         (26,485)         44,654         (22,189)

   Income tax benefit                                                    --             119             170          32,888
                                                                  ---------       ---------       ---------       ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                                        20,230         (26,366)         44,824          10,699

   Income (loss) from discontinued operations, net of taxes              --             176          (1,692)          2,135
   Cumulative effect of accounting change                                --              --              --         (80,276)
                                                                  ---------       ---------       ---------       ---------

NET INCOME (LOSS)                                                    20,230         (26,190)         43,132         (67,442)

  Distributions to preferred stockholders                            (8,090)         (5,205)        (13,570)        (10,282)
                                                                  ---------       ---------       ---------       ---------

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS                $  12,140       $ (31,395)      $  29,562       $ (77,724)
                                                                  =========       =========       =========       =========

BASIC EARNINGS (LOSS) PER SHARE:
  Income (loss) from continuing operations before cumulative
    effect of accounting change                                   $    0.38       $   (1.15)      $    1.05       $    0.01
  Income (loss) from discontinued operations, net of taxes               --            0.01           (0.06)           0.08
  Cumulative effect of accounting change                                 --              --              --           (2.90)
                                                                  ---------       ---------       ---------       ---------
    Net income (loss) available to common stockholders            $    0.38       $   (1.14)      $    0.99       $   (2.81)
                                                                  =========       =========       =========       =========

DILUTED EARNINGS (LOSS) PER SHARE:
  Income (loss) from continuing operations before cumulative
    effect of accounting change                                   $    0.34       $   (1.15)      $    0.94       $    0.01
  Income (loss) from discontinued operations, net of taxes               --            0.01           (0.05)           0.08
  Cumulative effect of accounting change                                 --              --              --           (2.78)
                                                                  ---------       ---------       ---------       ---------
    Net income (loss) available to common stockholders            $    0.34       $   (1.14)      $    0.89       $   (2.69)
                                                                  =========       =========       =========       =========


                                     -More-

CCA 2003 Second Quarter Results
August 6, 2003
Page 8


               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                CALCULATION OF ADJUSTED FREE CASH FLOW AND EBITDA
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                           FOR THE THREE MONTHS            FOR THE SIX MONTHS
                                                                              ENDED JUNE 30,                  ENDED JUNE 30,
                                                                          -----------------------       ------------------------
                                                                            2003           2002           2003           2002
                                                                          --------       --------       --------       ---------
Pre-tax income (loss) available to common stockholders                    $ 12,140       $(31,514)      $ 29,392       $(110,612)
Expenses associated with debt refinancing and recapitalization
  transactions                                                               4,135         36,670          4,135          36,670
Cumulative effect of accounting change                                          --             --             --          80,276
Income taxes paid                                                           (1,495)        (4,080)        (1,501)         (4,110)
Depreciation and amortization                                               13,036         12,479         25,949          24,625
Depreciation and amortization for discontinued operations                       --          2,320          1,074           2,632
Income tax (benefit) expense for discontinued operations                        --           (561)            --             475
Amortization of debt costs and other non-cash interest                       2,231          2,937          3,618           9,123
Change in fair value of derivative instruments                              (2,900)           (51)        (2,900)         (3,462)
Series B preferred stock dividends satisfied with series B preferred
  stock and non-recurring tender premium                                     6,460          3,055          9,790           5,982
Maintenance capital expenditures                                            (7,438)        (2,792)       (12,920)         (6,694)
                                                                          --------       --------       --------       ---------
ADJUSTED FREE CASH FLOW                                                   $ 26,169       $ 18,463       $ 56,637       $  34,905
                                                                          ========       ========       ========       =========

ADJUSTED FREE CASH FLOW PER SHARE:
   BASIC                                                                  $   0.82       $   0.67       $   1.90       $    1.26
                                                                          ========       ========       ========       =========
   DILUTED                                                                $   0.72       $   0.59       $   1.65       $    1.12
                                                                          ========       ========       ========       =========


                                                                      FOR THE THREE MONTHS           FOR THE SIX MONTHS
                                                                         ENDED JUNE 30,                ENDED JUNE 30,
                                                                    -----------------------       ------------------------
                                                                      2003           2002           2003            2002
                                                                    --------       --------       ---------       --------
Net income (loss)                                                   $ 20,230       $(26,190)      $  43,132       $(67,442)
Interest expense, net                                                 19,659         22,532          37,381         51,418
Depreciation and amortization                                         13,036         12,479          25,949         24,625
Income tax benefit                                                        --           (119)           (170)       (32,888)
Cumulative effect of accounting change                                    --             --              --         80,276
(Income) loss from discontinued operations, net of taxes                  --           (176)          1,692         (2,135)
                                                                    --------       --------       ---------       --------
EBITDA                                                              $ 52,925       $  8,526       $ 107,984       $ 53,854

Expenses associated with debt refinancing and recapitalization
  transactions                                                         4,135         36,670           4,135         36,670
Change in fair value of derivative instruments                        (2,900)           (51)         (2,900)        (3,462)
                                                                    --------       --------       ---------       --------
ADJUSTED EBITDA                                                     $ 54,160       $ 45,145       $ 109,219       $ 87,062
                                                                    ========       ========       =========       ========


Adjusted EBITDA and adjusted free cash flow are presented because the Company believes they are frequently used by the Company's lenders, security analysts, investors and other interested parties to evaluate the Company's operating results and its ability to service debt. However, other companies may calculate Adjusted EBITDA and adjusted free cash flow differently than the Company does, and therefore comparability may be limited. Adjusted EBITDA and adjusted free cash flow are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of the Company's operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company's combined and consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.


                                      -END-